UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): June 5, 2014
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LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Tenth Avenue, 5th Floor
New York, New York 10018
(Address of principal executive offices, with zip code)

(212) 609-4200
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

LivePerson, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 5, 2014 (the “Annual Meeting”). As of April 17, 2014, the record date for the Annual Meeting, there were a total of 54,189,845 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 42,852,522 shares of the Company’s common stock were represented in person or by proxy, and therefore a quorum was present.

At the Annual Meeting, the stockholders elected the following Class II directors nominees to serve on the Company’s Board of Directors until the 2017 Annual Meeting of Stockholders, or until such director’s successor is duly elected and qualified, with the following voting results:

Director	For	Withhold	Broker Non-Votes
Peter Block	36,629,827	2,864,848	3,357,847

Director	For	Withhold	Broker Non-Votes
David Vaskevitch	36,638,328	2,856,347	3,357,847

At the Annual Meeting, the stockholders also ratified the Audit Committee’s appointment of BDO USA, LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2014, with the following voting results:

For	Against	Abstain	Broker Non-Votes
41,220,877	1,088,337	543,308	0

At the Annual Meeting, the stockholders also approved, on an advisory non-binding basis, the executive compensation of the Company’s named executive officers, with the following voting results:

For	Against	Abstain	Broker Non-Votes
36,271,883	3,102,122	120,670	3,357,847

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date: June 11, 2014	By:	/s/ Monica L. Greenberg
Monica L. Greenberg
Executive Vice President, Business Affairs and General Counsel